Exhibit 10.3

(1) VERSES AI INC.

(2) SORBIE BORNHOLM LP

(3) SORBIE INVESTMENTS LLP

SUBSCRIPTION AGREEMENT

1.	INTERPRETATION	2

2.	CONDITIONS PRECEDENT	7

3.	ISSUE OF THE SBLP SHARES, THE SILP SHARES AND ANCILLARY ACTIONS	9

4.	REGISTRATION	10

5.	DEPOSIT AND THIRD PARTY FEES	10

6.	WARRANTIES	11

7.	TERMINATION	13

8.	GENERAL	14

9.	LAW AND JURISDICTION	17

SCHEDULE 1 WARRANTIES		18

Part 1 Warranties of the Company		18

Part 2 Warranties of SBLP and SILP		23

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DATED

PARTIES

(1)	VERSES AI INC., a company incorporated under the laws of the Province of British Columbia and having its head office at 1111 West Hastings Street, 15th Floor, Vancouver, British Columbia, Canada V6E 2J3 (the “Company”);

(2)	SORBIE BORNHOLM LP, a limited partnership formed under the laws of England and Wales whose principal office is at 9th Floor, 107 Cheapside, London EC2V 6DN (“SBLP”); and

(3)	SORBIE INVESTMENTS LLP, a limited partnership formed under the laws of England and Wales whose principal office is at 9th Floor, 107 Cheapside, London EC2V 6DN (“SILP”).

BACKGROUND

(A)	The Company is a public company whose Common Shares are listed on Cboe Canada.

(B)	The Company proposes to issue units, each unit consisting of one (1) Common Share and one half of a Warrant to SBLP and SILP on and in accordance with the terms of this agreement.

(C)	An application has been made by the Company for the Admission of the SBLP and SILP Shares and Common Shares underlying the Warrants.

(D)	The Company and SBLP propose to enter into the ISDA Master Agreement & Schedule dated on or about the date of this agreement.

(E)	The Company proposes to enter into a Sharing Transaction with SBLP.

OPERATIVE PROVISIONS

1.	INTERPRETATION

1.1	Definitions

In this agreement, meanings in the Sharing Transaction Confirmation shall have the same meaning in this agreement, in addition to the following meanings, where the context admits:

“Accounts” means the audited annual consolidated financial statements of the Company prepared in accordance with International Financial Reporting Standards (IFRS);

“Admission” means the listing of the Common Shares for trading on the CBOE;

“Adverse Interest” means any option, lien, mortgage, charge, equity, trust, any other right or interest of any third party and any other encumbrance of any kind;

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“Authorization” means any licence, consent, permit, approval or authorization (public or private) granted by any Authority or other person;

“Authority” means any competent governmental, administrative, supervisory, regulatory, judicial, determinative, disciplinary, enforcement or tax raising body, authority, agency, board, department, court or tribunal of any jurisdiction, and whether supranational, national, provincial, regional or local;

“Board” means the board of directors of the Company or a duly authorized committee thereof;

“Bonds” means UK Government Bonds with a market value on the date immediately preceding the date of delivery to the Escrow Agent by SBLP and SILP pursuant to the Escrow Agreement of at least CAD$14,000,000, based on current market values at the time of delivery, in connection with which SBLP and/or SILP shall supply a schedule listing for each Bond, listing the exact amount, maturity and CUSIP/ISIN number;

“Business Day” means any day other than a Saturday or Sunday or a day which is a public holiday in the place specified where that term is used in this agreement;

“CAD” means the Canadian dollar;

“CBOE” means the CBOE Canada Inc. Exchange;

“CBOE Policies” means the rules and policies published by the CBOE as in force at the date of this agreement as amended from time to time or waived in relation to the Company together with the listing agreement made between the Company and CBOE;

“CDS” means the Canadian Depositary for Securities Ltd. acting as clearing and settlement agent of the CBOE;

“Common Shares” means the Class A Subordinate Voting Shares in the capital of the Company;

“Company Warranties” means the warranties given by the Company pursuant to clause 6 and Part 1 of Schedule 1;

“Conditions” means the conditions precedent set out in clause 2;

“Corporations Act” means the Business Corporations Act (British Columbia) including any regulations made pursuant thereto;

“Credit Support Annex” means the annex to the ISDA Master Agreement providing for the transfer by the Company of “Eligible Credit Support” (as defined therein) in support of its obligations pursuant to the Sharing Transaction;

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“Deposit” means the deposit of CAD$150,000 paid by the Company to SBLP on or about the date of the Term Sheet, which shall be refundable to the Company upon the successful closing of the Placing after deduction of the legal costs of SBLP and the fee due under the Escrow Agreement. The Deposit not being repayable in the event that the Placing fails to close as a result of any act or omission of the Company;

“Director” means a director of the Company from time to time;

“Escrow Agent” means Orrick, Herrington & Sutcliffe (UK) LLP, a limited liability partnership of 107 Cheapside, London EC2V 6DN;

“Escrow Agreement” means the agreement of even date between the Company, SBLP, SILP and the Escrow Agent governing escrow procedures for completion;

“General Partner” means Sorbie Bornholm Limited, a company duly incorporated in England and Wales, the general partner of SBLP;

“Group” means the Company and its Subsidiaries or Affiliates (each such term as defined in section 1 of the Corporations Act) for the time being;

“Group Company” means any one or more as the context requires, of the Company and its Subsidiaries or Affiliates;

“ISDA Master Agreement & Schedule” means the master agreement and schedule between SBLP and the Company dated on or about the date of this agreement containing the generic Sharing Transaction terms and conditions;

“Issue Date” means the date on which the SBLP Shares and the SILP Shares are issued; “Last Accounts Date” means 31 March 2025;

“Law” or “Laws” includes all applicable legislation, statutes, directives, regulations, judgments, decisions, decrees, orders, instruments, by-laws and other legislative measures or decisions having the force of law, treaties, conventions and other agreements among Canada and the European Union or other supranational bodies, rules of common law, customary law and equity and all civil and other codes and all other laws of or having effect in any jurisdiction from time to time and whether before or after the date of this agreement;

“Listing Date” means the day on which the Common Shares are listed and trading on the CBOE;

“Long Stop Date” means 31 October 2025 or such later date as extended pursuant to clause 2.4;

“Local Time” means the time in Vancouver, British Columbia on the relevant day;

“Placing” means the placing of the units, comprised of the SBLP Shares, the SILP Shares and Warrants pursuant to this agreement;

“Placing Price” means CAD$6.00 for each Common Share with one half of a Warrant attached;

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“Regulatory Information Service” means (i) a news service used by the Company to disseminate information in accordance with the CBOE Policies; and (ii) the System for Electronic Document Analysis and Retrieval (SEDAR+), whereupon all applicable continuous disclosure documents required to be filed by the Company pursuant to applicable Canadian securities laws are filed;

“SBLP’s Solicitors” means Orrick, Herrington & Sutcliffe (UK) LLP, 107 Cheapside, London EC2V 6DN;

“SILP Shares” means the 1,233,334 Common Shares in the capital of the Company to be issued to SBLP pursuant to the Placing “SBLP Shares” means the 1,240,000 Common Shares in the capital of the Company to be issued to SBLP pursuant to the Placing and including the Value Payment Shares;

“SILP Warranties” means the warranties given by SILP pursuant to clause 6 and Schedule 1Part 2 of Schedule 1;

“SBLP Warranties” means the warranties given by SBLP pursuant to clause 6 and Schedule 1Part 2 of Schedule 1;

“Shareholders” means the shareholders of the Company;

“Sharing Transaction” means the sharing transaction in respect of the Sharing Transaction Shares, with a reference price of CAD$7.75 providing for a series of individual sharing transactions which are scheduled to settle over an 11 month period in accordance with the schedule of settlements forming part of that agreement;

“Sharing Transaction Confirmation” means the confirmation subject to the ISDA Master Agreement & Schedule documenting the specific terms of the Sharing Transaction;

“Sharing Transaction Shares” means 1,806,452 Common Shares which are the subject of the Sharing Transaction;

“Specified Event” means: (a) an event occurring or matter arising on or after the date of this agreement and before the Issue Date which, if the Company Warranties had been repeated on each day of that period with reference to the circumstances existing as at each such deemed repetition, would have rendered any of the Company Warranties materially untrue or incorrect and would have a material adverse change on the financial position or prospects of the Group taken as a whole; and (b) the Common Shares trading the CBOE at less than CAD$6.00 per Common Share.;

“Tax” or “Taxation” means any form of taxation wherever imposed without prejudice to the generality of the foregoing, includes income tax, corporation tax, capital gains tax, VAT or any similar goods and services tax, stamp duty, stamp duty reserve tax, stamp duty land tax, customs and. excise duties, national insurance contributions and any other taxes, levies, duties or imposts similar to, replaced by or replacing any of them and all penalties, fines and interest included in or relating to any assessment or liability therefor, regardless of whether such taxes, penalties, charges and interest and directly or primarily chargeable against or attributable to any Group Company or any other person;

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“Term Sheet” means the term sheet between the Company and SBLP dated on or about 18 October 2025;

“Trading Day” has the meaning given to it in the CBOE Policies.

“VAT” means United Kingdom value added tax;

“Value Payment” means the fee to be paid by the Company in the sum of CAD$840,000 in connection with SBLP entering into the Sharing Transaction which may be settled in cash or in Common Shares (with Warrants attached) at the Placing Price, provided that the Company’s obligation to pay the Value Payment is subject to satisfaction or waiver of all Conditions;

“Value Payment Shares” means, in the event that the Value Payment is settled in Common Shares and Warrants, 140,000 Common Shares each with one half of a Warrant attached (rounded up to the nearest whole Warrant), which shall be delivered to SBLP together with the SBLP Shares on the Issue Date, subject to satisfaction or waiver of all Conditions; and

“Warrants” means the Common Share purchase warrants of the Company, each entitling the holder to subscribe for one Common Share for a period of three years from the Issue Date, at an exercise price CAD$7.00; provided that the Warrants shall not be exercisable by the holder if such exercise would cause the holder to hold, individually, more than 9.99% of the issued and outstanding Common Shares at such time.

1.2	Construction of certain references

In this agreement where the context admits:

(a)	words and phrases, the definitions of which are contained or referred to in the Corporations Act and which are in force at the date of this agreement, shall be construed as having the meanings so attributed to them;

(b)	references to statutory provisions shall be construed as references to those provisions as amended or re-enacted or as their application is modified by other provisions from time to time and shall include references to any provisions of which they are re-enactments (whether with or without modification);

(c)	references to times, unless otherwise expressly stated, are references to “Local Time” are to local time in Vancouver, British Columbia on the relevant Business Day;

(d)	references to clauses and schedules are references to clauses of and schedules to this agreement and references to paragraphs are, unless otherwise stated, references to paragraphs of the schedule in which the reference appears;

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(e)	references to the singular shall include the plural and vice versa, and references to the masculine, the feminine and the neuter shall include each other such gender;

(f)	headings are included for convenience only and shall be disregarded in its interpretation;

(g)	general words shall not be given a restrictive meaning by reason of their being preceded or followed by words indicating a particular class of acts, matters or things, and the word “including” shall be construed without limitation; and

(h)	“person” includes any individual, partnership, body corporate, corporation sole or aggregate, a state or agency of a state and any unincorporated association or organization in each case whether or not having a separate legal personality.

1.3	Schedules

Each of the Schedules shall have effect as if set out in this agreement.

2.	CONDITIONS PRECEDENT

2.1	The Company’s obligations under this agreement conditional

The obligations of the Company under this agreement are conditional upon satisfaction or waiver of each of the obligations set out below by 3.00pm Local Time on the Long Stop Date:

(a)	the Company shall have received notice of CBOE’s acceptance of the transactions contemplated herein;

(b)	confirmation of delivery to the Company, being sent to the Escrow Agent by SBLP and SILP (on behalf of the Company) of the delivery of Bonds, together with delivery to the Company of a schedule listing for each Bond the exact amount, maturity and CUSIP/ISIN number; and

(c)	delivery by SBLP of the following agreements to the Company, all duly executed on behalf of SBLP:

(i)	the Escrow Agreement;

(ii)	the instrument constituting the Warrants;

(iii)	the Sharing Transaction Confirmation; and

(iv)	the Credit Support Annex and the ISDA Master Agreement & Schedule, (each dated on or about the date of this agreement);

(d)	delivery by SILP of the Escrow Agreement to the Company, duly executed on behalf of SILP; and

(e)	delivery to SBLP a written confirmation from Corporate Secretary or Transfer Agent of the Company that there are in excess of 9,920,000 Comon Shares outstanding

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Provided that each of the parties shall perform its obligations under this agreement until such time (if any) as any of the Conditions shall have become incapable of being satisfied within the time specified or agreed and provided further that if any other party is participating in the Placing or a simultaneous Common Share issue by the Company, SBLP and SILP shall be entitled to a pro rata quantity of any options, warrants or other convertible securities which might be offered to any such parties on identical commercial terms.

2.2	SBLP’s and SILP’s obligations under this agreement conditional

The obligations of SBLP and SILP under this agreement are conditional upon satisfaction or waiver of each of the obligations set out below by 3.00pm Local Time on the Long Stop Date:

(a)	CBOE not indicating that Admission of the SBLP Shares, the SILP Shares, any Value Payment Shares and the common shares underlying the Warrants will not be approved for Admission;

(b)	no Specified Event having occurred;

(c)	the SBLP Shares, any Value Payment Shares and Common Shares underlying the Warrants not representing more than 9.99% of the issued and outstanding share capital of the Company on a non-diluted and/or partially diluted basis;

(d)	the SILP Shares and Common Shares underlying the Warrants not representing more than 9.99% of the issued and outstanding share capital of the Company on a non-diluted and/or partially diluted basis;

(e)	delivery by the Company of the following agreements to SBLP’s Solicitors, duly executed by the Company:

(i)	the Escrow Agreement;

(ii)	the instrument constituting the Warrants;

(iii)	the Sharing Transaction Confirmation; and

(iv)	the Credit Support Annex dated and the ISDA Master Agreement & Schedule;

each dated on or about the date of this agreement.

Provided that each of the parties shall perform its obligations under this agreement until such time (if any) as any of the Conditions shall have become incapable of being satisfied within the time specified or agreed

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2.3	Failure of Conditions

Subject to clause 2.4, if any of the Conditions are not fulfilled (or waived in accordance with clause 2.5) by 3.00pm Local Time on the Long Stop Date, this agreement shall automatically terminate and clauses 5.2 and 7.3 shall apply.

2.4	Extension of Long Stop Date

The Long Stop Date may be extended by the Company to 7 November 2025 by giving written notice to SBLP before 3.00pm Local Time on 31 October 2025 and the Company paying an additional fee to SBLP in the sum of CAD$40,000 on such date.

2.5	Waiver of Conditions

(a)	The Conditions set out in clauses 2.1(a), 2.1(b), and 2.1(c) are for the benefit of the Company and may only be waived by the Company.

(b)	The Conditions set out in clauses 2.2(a), 2.2(b), 2.2(e) and 2.2(e) are for the benefit of SBLP and SILP and may only be waived by SBLP and SILP.

3.	ISSUE OF THE SBLP SHARES, THE SILP SHARES AND ANCILLARY ACTIONS

3.1	Issue of the SBLP Shares, the SILP Shares, and Value Payment Shares, Warrants and ancillary actions:

(a)	subject to satisfaction or waiver of the Conditions, SBLP hereby irrevocably subscribes for the SBLP Shares and the Warrants, subject to the provisions of the Company’s constating documents; and following receipt of a notice from the Escrow Agent confirming that SBLP has complied with clause 2.1(a) of the Escrow Agreement, the Company shall issue the SBLP Shares and the Warrants to SBLP’s nominee (as the case may be) in accordance with clause 2.1(b) of the Escrow Agreement.

(b)	subject to satisfaction or waiver of the Conditions, SILP hereby irrevocably subscribes for the SILP Shares and the Warrants, subject to the provisions of the Company’s constating documents; and following receipt of a notice from the Escrow Agent confirming that SILP has complied with clause 2.1(a) of the Escrow Agreement, the Company shall issue the SILP Shares and the Warrants to SILP’s nominee (as the case may be) in accordance with clause 2.1(b) of the Escrow Agreement.

(c)	the subscription price per unit shall be CAD$6.00 per Common Share unit, for aggregate gross proceeds of CAD$14,000,000 in respect of the 2,333,334 Common Share units subscribed for by SBLP and SILP hereunder.

(d)	SBLP and/or SILP shall, on the Issue Date, pay to the Company a total of CAD$14,000,000 for the 2,333,334 Common Share units, comprised of 2,333,334 Common Shares and 1,166,667 Warrants, to be satisfied in accordance with clause 2.1(a) of the Escrow Agreement.

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(e)	as soon as practicable following or prior to the issue of the SBLP Shares, the SILP Shares, and Value Payment Shares, the Company must:

(i)	apply for Admission of the SBLP Shares, the SILP Shares, any Value Payment Shares and Common Shares underlying the Warrants by making the necessary application to the CBOE in respect of those shares;

(ii)	procure evidence of delivery for the SBLP Shares, SILP Shares, any Value Payment Shares and Warrants showing SBLP and SILP respectively or their respective nominees as the holder of the Common Shares and Warrants in accordance with clause 2.1(a) of the Escrow Agreement.

3.2	Rights attaching to the SBLP Shares and SILP Shares

The SBLP Shares, the SILP Shares, any Value Payment Shares and Common Shares underlying the Warrants allotted pursuant to clause 3.1 shall be issued subject to the Company’s constitutional documents and subject to satisfaction by SBLP and SILP of their respective obligations under this agreement, and, subject to the due exercise of the Warrants and the payment of the exercise price in respect thereof, shall be issued as fully paid and non-assessable shares, free from all Adverse Interests.

4.	REGISTRATION

Contemporaneously with their issue on the Issue Date, the Company shall promptly update the Company’s shareholder registry in relation to the SBLP Shares and SILP Shares in accordance with the directions of the Escrow Agent, record SBLP and SILP as a holder of the Warrants on any register of warrant holders.

5.	DEPOSIT AND THIRD PARTY FEES

5.1	On the date that corresponds to the first monthly settlement under the Sharing Transaction, SBLP will pay to the Company an amount in cash equal to the Deposit less the legal fees of SBLP and SILP and the fee due under the Escrow Agreement.

5.2	For the avoidance of doubt if any of the Conditions applicable to the Company are not fulfilled (or waived in accordance with clause 2.5 or the relevant deadline extended in writing by the parties) by 3.00pm Local Time on the Long Stop Date, the Deposit shall cease to be refundable and shall become the absolute property of SBLP.

5.3	The Company will be responsible for any broker or finders fees in respect of the transactions contemplated under this Agreement.

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6.	WARRANTIES

6.1	Warranties by the Company

The Company hereby warrants to SBLP and SILP in the terms set out in Part 1 of Schedule 1. The Warranties are given subject to any matter fairly disclosed in the Accounts and any previous announcements (or document referred to therein) issued by the Company through a Regulatory Information Service prior to the date of this agreement or otherwise fully and fairly disclosed by the Company to SBLP, SILP or their professional advisors in such a manner and in such detail as is sufficient to identify in reasonable detail the nature and scope of the matter disclosed.

6.2	Warranties by SBLP and SILP

SBLP and SILP hereby warrant to the Company in the terms set out in Part 2 of Schedule 1.

6.3	Avoidance of Specified Events

The Company undertakes not knowingly, recklessly or negligently to cause, and to use all reasonable endeavours not to permit, any Specified Event in relation to the Company Warranties to occur before the Issue Date.

6.4	Notice of breach etc.

If any breach of any of the Company Warranties or a Specified Event shall occur and come to the knowledge of the Company prior to the Issue Date, the Company shall forthwith give notice of the same to SBLP and SILP and provide SBLP and SILP with such information with regard to the same as SBLP or SILP shall reasonably require.

SBLP shall immediately notify the Company of any change in any statement or other information relating to SBLP or SILP, including the SBLP Warranties and the SILP Warranties, which takes place before the Issue Date, including without limitation any change that may result in the Company not having the benefit of a prospectus exemption in respect of the issuance of the securities contemplated herein.

6.5	Maximum liability of the Company under the Warranties

The maximum liability of the Company under the Company Warranties shall be the sum of CAD$14,000,000.

6.6	No consequential loss

Any claim for breach of Company Warranty or SBLP Warranty or SILP Warranty is excluded to the extent that it is for indirect or consequential loss, loss of profit or economic loss (however it arises), or for punitive or exemplary damages.

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6.7	Enquiry

Where any of the Company Warranties is given to the best of the information, knowledge and belief of the Company or is expressed to be “so far as the Company is aware” or is qualified by any similar expression, the Company is deemed also to warrant that such warranty is given after it has made reasonable enquiries of the Directors.

6.8	Reliance on Warranties

Each party acknowledges to the other that in entering into this agreement the other party has relied upon the Company Warranties or the SBLP Warranties, as applicable.

6.9	Continuance

The Company Warranties and the SBLP Warranties and the SILP Warranties shall continue in full force and effect notwithstanding the completion of all matters and arrangements referred to in or contemplated by this agreement. The Company shall cease to have liability under or in respect of the Company Warranties upon the date falling nine months after the publication of the Accounts for the Company for the financial year ending 31 July 2025 (the “Expiry Date”) except in respect of a claim of which SBLP or SILP has given notice to the Company before the Expiry Date specifying (in reasonable detail) the nature of the claim, but liability of the Company shall in any event absolutely terminate if proceedings in respect of that claim have not been commenced within three months after services of such notice. SBLP and SILP shall cease to have liability under or in respect of the SBLP Warranties and the SILP Warranties following the first anniversary of the Issue Date, except in respect of a claim of which the Company has given notice to SBLP and/or SILP before the first anniversary of the Issue Date specifying (in reasonable detail) the nature of the claim, but liability of SBLP and SILP shall in any event absolutely terminate if proceedings in respect of that claim have not been commenced within three months after services of such notice.

6.10	Fraud etc.

None of the limitations contained in this clause 6 shall apply where the events giving rise to the relevant breach of the Company Warranties or the SBLP Warranties or the SILP Warranties are caused or contributed by the fraud, dishonesty or wilful misconduct of the Company or SBLP or SILP respectively.

6.11	Construction of Warranties

Each of the Company Warranties and each of the SBLP Warranties and the SILP Warranties shall be construed separately and shall not be limited or restricted by reference to or inference from the terms of any other provision of this agreement (other than in respect of the limitations noted in this clause 6).

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7.	TERMINATION

7.1	Termination of the Escrow Agreement

In the event that the obligations of the parties hereto under clauses 2.1 and 2.3 of the Escrow Agreement shall not be satisfied in accordance with their terms, each of SBLP, SILP and the Company hereby agree that the terms and provisions of this agreement shall (save as otherwise expressly provided) immediately terminate without any further action on the part of either party.

7.2	Force majeure

If before the Issue Date:

(a)	there is:

(i)	a general moratorium on commercial banking activities declared;

(ii)	a material adverse effect on the financial markets; or

(iii)	a material disruption in commercial banking or security settlement or clearance services,

(iv)	in Canada, the United States of America, the European Union or the United Kingdom;

(b)	trading in all securities quoted or listed on the CBOE or the London Stock Exchange is suspended or limited in a material respect; or

(c)	hostilities not then existing commence (whether war has been declared or not) or an escalation in existing hostilities occurs (whether war has been declared or not) involving either Canada or the United Kingdom, and which, in the reasonable opinion of SBLP and/or SILP, is likely to cause a substantial deterioration in the value of the Common Shares, SBLP and/or SILP will consult with the Company (to the extent practicable) and may in its absolute discretion give notice to the Company to terminate this agreement, in which case clause 7.3 shall apply.

7.3	Consequences of termination

If this agreement is terminated pursuant to the provisions of this clause 7 or in accordance with clause 2:

(a)	no party to this agreement will have any claim against any other party, except that:

(i)	such termination shall be without prejudice to any accrued rights or obligations under this agreement;

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(ii)	the provisions of clauses 1, 7 and 8 shall remain in full force and effect insofar as applicable;

(b)	the Company shall withdraw the application for Admission in respect of the SBLP Shares and the SILP Shares; and

(c)	the parties shall return to the other party the documents delivered to it pursuant to clause 2.1(c) and 2.2(e).

8.	GENERAL

8.1	Notices

(a)	Any notice (which term in this clause 8.1 shall include any other communication) required to be given under, or in connection with any matter contemplated by, this agreement shall be in writing in the English language unless specifically provided to the contrary.

(b)	Subject to clause 8.1(d) any notice shall be addressed as provided in clause 8.1(c) and may be:

(i)	personally delivered, in which case it shall be deemed to have been given upon delivery at the relevant address if it is delivered not later than 5.00pm in the place of receipt (local time in the place of receipt) on a Trading Day or, if it is delivered later than 5.00pm (local time in the place of receipt) on a Trading Day or at any time on a day which is not a Trading Day, at 8.00am (local time) on the next Trading Day; or

(ii)	if within the United Kingdom or Canada, sent by first class pre-paid post in which case it shall be deemed to have been given two Trading Days after the date of posting; or

(iii)	if from or to any place outside the United Kingdom or Canada, sent by pre-paid airmail, in which case it shall be deemed to have been given seven Trading Days after posting; or

(iv)	sent by electronic mail (with copy sent by mail in accordance with (ii) or (iii)), in which case it shall be given at the time it left the email gateway of the server of the notice.

(c)	The addresses and other details of the parties to this agreement are:

Name: VERSES AI Inc.

Address: 1111 West Hastings Street, 15th Floor, Vancouver, British Columbia, Canada V6E 2J3

For the attention of: Gabriel René

Email: gabriel@verses.ai

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Name: Sorbie Bornholm LP

Address: 9th Floor, 107 Cheapside, London EC2V 6DN

For the attention of: Greg Kofford and Ed Lukins

Email: greg@sorbiebornholm.com and elukins@orrick.com

Name: Sorbie Investments LLP

Address: 9th Floor, 107 Cheapside, London EC2V 6DN

For the attention of: Whitney Kofford and Ed Lukins

Email: whitney@sorbiebornholm.com and elukins@orrick.com

(d)	Any party to this agreement may notify the other parties of any change to the address or any of the other details specified in clause 8.1(c) provided that such notification shall only be effective on the date specified in such notice or five Trading Days after the notice is given whichever is the later, and provided also that any new address shall be in the same country as the previous address.

8.2	Rights cumulative and other matters

(a)	The rights, powers and remedies provided in this agreement are cumulative and are not exclusive of any rights, powers or remedies provided by Law or otherwise.

(b)	No failure to exercise nor any delay in the exercising, by any party to this agreement, of any right, privilege or remedy under this agreement shall impair or operate as a waiver thereof.

(c)	No single or partial exercise of any right power or remedy under this agreement shall prevent any further or other exercise thereof or the exercise of any other right or remedy.

(d)	No time or other indulgence granted, to, or release or compromise of the liability of, any party to this agreement shall affect the liability of any other party to this agreement.

8.3	Survival of provisions

The provisions of this agreement (including the Warranties and the provisions of clauses 6 and 7 inclusive) which are capable of having effect following the issue of the SBLP Shares and the SILP Shares shall remain in full force and effect, notwithstanding the completion of all matters, arrangements and transactions referred to in or contemplated by this agreement.

8.4	Entire Agreement

This agreement, together with the documents referred to in it, constitutes the whole agreement between the parties relating to its subject matter as at its date and supersedes and extinguishes any prior drafts, agreements, undertakings, representations, warranties and arrangements of any nature, whether in writing or oral, relating to such subject matter save that this agreement does not supersede clauses 4 and 5 of the Term Sheet.

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8.5	Other rights

The provisions of this agreement are without prejudice to any liabilities which any of the parties may have under any Law.

8.6	Invalidity

If any provision of this agreement shall be held to be illegal or unenforceable, the enforceability of the remainder of this agreement shall be unaffected.

8.7	Time of the Essence

Time is of the essence hereof.

8.8	Counterparts

This agreement may be entered into in any number of counterparts and by the parties to it on separate counterparts, each of which when executed and delivered shall be an original, but all the counterparts shall together constitute one and the same document. Any party may enter into this agreement by executing a counterpart and this agreement shall not take effect until it has been executed by all parties named therein.

8.9	Announcements

The Company shall use all reasonable endeavours to give SBLP and SILP not less than 48 hours’ notice of any intended regulatory or official announcement which mentions SBLP or SILP or references the terms of this agreement and shall, where reasonably practicable, take into account any comments or drafting amendments which may be provided by SBLP or SILP.

8.10	Obligations subject to Acceptance of CBOE

The obligations of the parties are subject to the acceptance of the terms of the Placing by the CBOE and all other required regulatory approvals.

8.11	Personal Information

SBLP and SILP acknowledge that:

(a)	this agreement requires SBLP and SILP to provide certain personal information to the Company. Such information is being collected by the Company for the purposes of completing the Placing, which includes, without limitation, determining the SBLP’s and SILP’s eligibility to purchase the SBLP Shares, the SILP Shares, and Warrants under the applicable securities Laws, preparing and registering certificates representing the SBLP Shares, the SILP Shares and Warrants, if applicable, and completing filings required by any stock exchange or securities regulatory authority; and

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(b)	SBLP’s and SILP’s personal information may be disclosed by the Company to: (i) stock exchanges or securities regulatory authorities; (ii) the Company’s registrar and transfer agent; (iii) Canada Revenue Agency; (iv) a governmental or other authority to which the disclosure is required by court order or subpoena compelling such disclosure and where there is no reasonable alternative to such disclosure; and (v) any of the other parties involved in the Placing, including legal counsel, and may be included in record books in connection with the Placing, and by executing this agreement, SBLP and SILP are deemed to be consenting to the foregoing collection, use and disclosure of its personal information and to the filing of copies or originals of any of the documents as may be required to be filed with any stock exchange or securities commissions in connection with the transactions contemplated hereby and the collection, use and disclosure of any personal information by the CBOE for the purposes set out in CBOE policies.

(c)	SBLP and SILP hereby: (i) acknowledge that they have been notified by the Company of the delivery to the securities commissions of the full name, residential address, telephone number and email address of SBLP and SILP; the date of distribution, number of securities purchased and total purchase price; the exemption relied on and whether SBLP and SILP are insiders of the Company or registrants; (ii) acknowledge that this information is being collected by the commissions under the authority granted in securities legislation, that this information is being collected for the purposes of the administration and enforcement of the securities legislation of the local jurisdiction, and of the title, business address and business telephone number of the public official in the local jurisdiction, as set out in this form; and (iii) authorize the indirect collection of the information by the securities commissions. Should SBLP or SILP have any questions or concerns with respect to the foregoing, the contact information of the public official in the local jurisdiction who can answer such questions or address such concerns about the commissions’ indirect collection of personal information is provided in Exhibit 2.

9.	LAW AND JURISDICTION

The contract arising out of this agreement and all related documents are governed by the laws of England and Wales. The parties submit to the non-exclusive jurisdiction of the courts of England and Wales.

This document has been executed as a deed on the date written at the beginning of it.

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SCHEDULE 1

WARRANTIES

Part 1

Warranties of the Company

1.1	Previous announcements

With respect to all documents issued and all announcements made by or on behalf of the Company or any member of the Group through a Regulatory Information Service or otherwise to the public since the Last Accounts Date (“Previous Announcements”), all statements of fact contained therein were, when made, materially true and accurate and not misleading and all forecasts, estimates, valuations and statements and expressions of opinion or intention or expectation contained therein were made on reasonable grounds and were honestly held and all Previous Announcements materially complied with the applicable provisions of the Corporations Act, all applicable Canadian securities laws, and the rules of the CBOE (to the extent applicable).

1.2	Confidential information

The Company has not imparted to SBLP or SILP (or their advisers or any other persons acting on its behalf) during the course of the negotiations leading up to the execution of this agreement any fact or information concerning the Company or any member of the Group, its management, or its future intentions that might be capable of being, or being deemed to be, of a price sensitive nature or material non-public information and which has not otherwise been disclosed, or will be disclosed, to the market, through a Regulatory Information Service (including the existence of this agreement) prior to close of business on the Business Day following the date of this agreement.

2.	Information (specific)

2.1	Business since the Last Accounts Date

Save to the extent disclosed to SBLP and/or SILP or in any announcement via a Regulatory Information Service, since the Last Accounts Date:

(a)	each Group Company has carried on its business in the ordinary and normal course;

(b)	there has been no material adverse change in the financial or trading position or prospects of any Group Company and no material depletion in the net assets of the Group taken as a whole;

(c)	no Group Company has entered into any contracts or commitments of a long term or unusual nature or which involve an obligation of a material nature or magnitude or for the acquisition or disposal of any business or has assumed any liabilities (including contingent liabilities) which are material for disclosure in the context of the Placing; and

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(d)	the business of the Group has not been adversely affected by the loss of any important customer or source of supply and to the best of the information, knowledge and belief of the Company and the Directors, there are no facts or circumstances likely to give rise to any such effect.

3.	The Group Companies and the Law

3.1	Compliance with Laws

So far as the Company is aware, each Group Company has conducted its business in all material respects in accordance with all applicable Canadian Laws and all applicable Laws of relevant foreign jurisdictions and so far as the Company is aware there is no order, decree or judgment of any court or any Authority outstanding against any Group Company or, so far as the Company is aware, any person for whose acts any Group Company is vicariously liable, which is material in the context of the Group or adversely affects or is likely to have an adverse effect on the financial position of any Group Company.

3.2	Licences etc

.

All Authorizations necessary for utilizing any of the assets of each Group Company or carrying on any aspect of the business of each Group Company in the places and in the manner in which each such business is now carried on, and which are material to the Group, have been obtained by each Group Company and so far as the Company is aware all such Authorizations are in full force and effect and, so far as the Company is aware, there are no circumstances which indicate that any such Authorization is likely to be suspended, cancelled or revoked in whole or in part.

3.3	Regulatory

So far as the Company is aware, the Company has complied in all material respects with the rules, regulations and policies of the CBOE and Canadian securities laws governing the issue and transfer of any securities of the Company whilst the Common Shares have been traded on the CBOE. The Company is currently a “reporting issuer” (within the meaning of Canadian securities laws) in each of the provinces and territories of Canada and the Company will, as of the date hereof, be a reporting issuer in each of the provinces and territories of Canada and not included in a list of defaulting reporting issuers maintained by the applicable securities commissions in such jurisdictions, and in particular, without limiting the foregoing, the Company has at all relevant times complied with its obligations to make timely disclosure of all material changes relating to it, no such disclosure has been made on a confidential basis that is still maintained on a confidential basis, and there is no material change relating to the Company which has occurred and with respect to which the requisite material change report has not been filed with the securities commissions.

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3.4	Litigation

(a)	No Group Company nor, so far as the Company is aware, any of its present officers, agents or employees is engaged in or is the subject of any litigation or arbitration, administrative, criminal or other proceedings whether as plaintiff, defendant or otherwise, which is material in the context of the Group.

(b)	So far as the Company is aware, no litigation or arbitration, administrative, criminal or other proceedings are pending or threatened or expected by or against any Group Company or any of its officers, agents or employees which is material in the context of the Group and to the best of the knowledge, information and belief of the Company and the Directors, there are no facts or circumstances likely to give rise to any such litigation or arbitration, administrative, criminal or other proceedings.

(c)	No Group Company nor, so far as the Company is aware, any of its officers or agents or employees has been a party to any undertaking or assurance given to any court or governmental agency or the subject of any injunction which is still in force, and which is material to its business.

(d)	For the purposes of this paragraph 3.4, “proceedings” includes any action by any Authority (including any investment or stock exchange or any authority or body which regulates investment business or takeovers or which is concerned with regulatory, licensing, competition or Taxation matters).

4.	Arrangements regarding shares

4.1	Agreements regarding shares

Save to the extent disclosed to SBLP and SILP or in any announcement via a Regulatory Information Service, there is no agreement, undertaking, instrument or arrangement requiring the creation, allotment, issue, redemption or repayment, or the grant to any person of the right (whether conditional or not) to require the allotment, issue, redemption or repayment, of any shares in the capital of a Group Company (including, without limitation, an option or right of pre-emption or conversion), other than pursuant to:

(a)	equity incentive plans of any Group Company;

(b)	existing common share purchase warrants; and

(c)	the Placing.

5.	Solvency

5.1	No insolvency

No Group Company is unable to pay its debts or liabilities as they have or will become due.

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5.2	No winding-up

No order has been made, petition presented or resolution passed for the winding up of any Group Company and no meeting has been convened for the purpose of winding up any Group Company. To the best of the knowledge, information and belief of the Company, no Group Company has been a party to any transaction which could be avoided in a winding up.

5.3	No administration or receivership

Save to the extent disclosed to SBLP and SILP or in any announcement via a Regulatory Information Service, to the best of the knowledge, information and belief of the Company, no steps have been taken for the appointment of an administrator, monitor or receiver (including an administrative receiver) of all or any part of the assets of any Group Company.

5.4	No compositions

No Group Company has made or proposed any arrangement or composition with its creditors or any class of its creditors.

5.5	No distress etc.

To the best of the knowledge, information and belief of the Company, no distress or execution or other similar process has been commenced or undertaken against any Group Company and there are no unfulfilled or unsatisfied judgments or court orders outstanding against any Group Company.

6.	Placing Arrangements

6.1	Proper Authority

The Company has the right, power and authority under the constating documents of the Company, or pursuant to resolutions passed, to allot and issue the SBLP Shares, the SILP Shares, the Warrants and the Common Shares underlying the Warrants and the Company has such right, power and authority to pay the fees, costs and expenses provided for in this agreement and to enter into, and to exercise its rights and perform its obligations under, this agreement in accordance with its terms without any further sanction or consent.

6.2	No contraventions

The allotment or issue of the SBLP Shares, the SILP Shares, the Warrants and the Common Shares underlying the Warrants will not cause the termination or breach of any agreement or arrangement to which a Group Company is a party or by which a Group Company or any of its assets is bound.

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6.3	Issue of SBLP Shares and SILP Shares

Upon their allotment and issue in accordance with the terms of this agreement, the SBLP Shares, the SILP Shares and the Common Shares underlying the Warrants will be authorized, validly issued and fully paid or fully-paid when exercised in accordance with the terms of the Warrants.

6.4	Issue of Warrants

Upon their allotment and issue in accordance with the terms of this agreement, the Warrants will be authorized and validly issued.

7.	SBLP and SILP Shares

7.1	As at the Issue Date, the Common Shares will have been listed securities at all times in the three months before that date.

7.2	Immediately prior to the Issue Date the Company will have move than 9,920,000 Common Shares outstanding.

7.3	Upon issue, the SBLP Shares and the SILP Shares shall be of the same class and have the same characteristics as the currently issued and outstanding Common Shares.

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Part 2

Warranties of SBLP and SILP

1.	Proper Authority

1.1	Authorizations

All necessary authorizations, approvals, consents and licences required by SBLP and SILP for entering into and performing this agreement, including, without limitation, subscribing for the SBLP Shares, the SILP Shares and Warrants, have been obtained and all such authorizations, approvals, consents and licences are in full force and effect.

1.2	Authority

SBLP and SILP are each empowered under their constitutional documents to subscribe for the SBLP Shares, the SILP Shares and Warrants and enter into and perform this agreement and all other agreements referred to herein in accordance with their terms, without any sanction or consent of its partners. The execution, delivery and performance of this agreement and any other agreements executed in connection herewith have been duly authorized by all necessary corporate actions.

1.3	General

This agreement and any other agreements and instruments executed in connection herewith are valid and binding obligations on SBLP and SILP and enforceable in accordance with their respective terms.

1.4	Counsel

The Company’s counsel is acting as counsel to the Company and not as counsel to SBLP or SILP.

2.	Prospectus Exemptions

2.1	SBLP and SILP are purchasing the SBLP Shares, the SILP Shares and Warrants as principal for their own account, not for the benefit of any other person, satisfies the definition of “accredited investor” found in National Instrument 45-106 Prospectus Exemptions and as evidenced by the attached certificate attached as Exhibit 1 hereto and was not created or used solely to purchase or hold securities as an accredited investor as described in paragraph (m) of the definition of “accredited investor”.

2.2	SBLP and SILP are resident in the United Kingdom and:

(a)	SBLP and SILP are knowledgeable of, or has been independently advised as to, the applicable securities laws of the regulatory authorities (the “Authorities”) in the United Kingdom (the “International Jurisdiction”) that would apply to the acquisition and issuance of the SBLP Shares, the SILP Shares and the Warrants;

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(b)	SBLP and SILP are purchasing the SBLP Shares, the SILP Shares and Warrants in accordance with exemptions from the prospectus and registration requirements under the applicable securities laws of the Authorities in the International Jurisdiction or, if such is not applicable, the Subscriber or Disclosed Beneficial Purchaser is permitted to purchase the Common Shares under the applicable securities laws of the Authorities in the International Jurisdiction without the need to rely on any exemption and such purchase does not contravene any applicable laws in the International Jurisdiction;

(c)	the applicable securities laws in the International Jurisdiction do not require the Company to make any filings or seek any approvals of any nature whatsoever from any Authority in the International Jurisdiction in connection with the issue and sale or resale of the SBLP Shares, the SILP Shares or the Warrants;

(d)	the purchase of the SBLP Shares, the SILP Shares and Warrants by SBLP and SILP does not trigger: (A) any obligation to prepare and file a prospectus, offering memorandum or similar document, or any other report with respect to such purchase in the United Kingdom; or (B) any continuous disclosure reporting obligation of the Corporation in the International Jurisdiction;

(e)	SBLP and SILP decided to subscribe for the SBLP Shares, the SILP Shares and Warrants in the International Jurisdiction; and

(f)	neither SBLP nor SILP shall sell, transfer or dispose of the SBLP Shares or the SILP Shares or Warrants except in accordance with all applicable laws, including applicable securities laws of Canada, the United States and the International Jurisdictions, and represents and warrants that the Company has no obligation to register any such purported sale, transfer or disposition.

2.3	SBLP and SILP will, if requested by the Company, deliver to the Company a certificate or opinion of local counsel from the International Jurisdiction that will confirm the matters referred to in subsections 2.2(b) through (f) above to the satisfaction of the Company acting reasonably.

2.4	SBLP and SILP are resident in the United Kingdom, and the purchase by and sale to SBLP and SILP of the SBLP Shares, the SILP Shares and Warrants, and any act, offer, solicitation, conduct or negotiation directly or indirectly in furtherance of such purchase and sale, has occurred only in such jurisdiction. Such address was not created and is not used solely for the purpose of acquiring the SBLP Shares, the SILP Shares and Warrants under an exemption from the prospectus requirements of the Canadian securities laws.

2.5	Neither SBLP nor SILP has, in connection with its subscription, received or been provided with, nor have they requested, nor do they have any need to receive, a prospectus or offering memorandum, within the meaning of the Canadian securities laws, or any sales or advertising literature, or any other document describing or purporting to describe the business and affairs of the Company which has been prepared for delivery to, and review by, prospective purchasers in order to assist them in making an investment decision in respect of the SBLP Shares, the SILP Shares and Warrants.

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2.6	The offering and sale of the Common Shares to SBLP and SILP, was not made or solicited through, and neither SBLP nor SILP, is aware of, an advertisement of the Common Shares in printed media of general and regular paid circulation (or other printed public media), radio, television or telecommunications, including electronic display (such as the Internet), or any other form of advertisement or general solicitation.

2.7	The SBLP Shares, the SILP Shares and Warrants are being offered for sale pursuant to an exemption under National Instrument 45-106 and the sale and delivery of the SBLP Shares, the SILP Shares and Warrants is conditional upon such sale being exempt from the requirements that would otherwise be applicable under the Canadian securities laws as to the filing of a prospectus or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the filing of a prospectus and, as a consequence: (i) it may be restricted from using most of the civil remedies available under Canadian securities laws; (ii) it may not receive information that would otherwise be required to be provided to it under the Canadian securities laws; and (iii) the Company may be relieved from certain obligations that would otherwise apply under Canadian securities laws.

3.	Securities Law and Regulatory Matters

3.1	If required by applicable securities laws, regulations, rules, policies or orders or by any securities commission, stock exchange or other regulatory authority, SBLP will sign, deliver, file and otherwise assist the Company in filing, such reports, undertakings and other documents with respect to the issue or continued ownership of the SBLP Shares, the SILP Shares and Warrants as may be reasonably required.

3.2	SBLP and SILP have relied solely upon publicly available information relating to the Company and not upon any verbal or written representation as to fact or otherwise made by or on behalf of the Company.

3.3	Neither SBLP nor SILP is a person in the United States or a U.S. person, as defined in Regulation S under the United States Securities Act of 1933 (“U.S. Person”) and is not acquiring the SBLP Shares, the SILP Shares and Warrants on behalf of, or for the account or benefit of, a person in the United States or a U.S. Person and the offer to purchase the SBLP Shares, the SILP Shares and Warrants was not made in the United States, and at the time that SBLP and SILP placed its order to purchase SBLP Shares, the SILP Shares and Warrants and at the time this agreement was signed and delivered, SBLP and SILP were outside the United States.

3.4	Solvency

3.5	No winding up

No order has been made, petition presented or resolution passed for the winding up of SBLP or SILP and no meeting has been convened for the purpose of winding up SBLP or SILP.

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3.6	No administration or receivership

No steps have been taken for the appointment of an administrator or receiver (including an administrative receiver) of all or any part of the assets of SBLP or SILP.

3.7	No insolvency

Neither SBLP nor SILP is unable to pay its debts within the meaning of s.123 of the UK Insolvency Act 1986.

3.8	No composition

Neither SBLP nor SILP has made or proposed any arrangement or composition with its creditors or any class of its creditors.

3.9	Ability to satisfy financial obligations

SBLP will continue to have the financial capacity to meet their obligations under the Sharing Transaction Confirmation.

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SIGNED by	)
VERSES AI INC.	)	/s/ Gabriel René
acting by	)
Gabriel René and	)	/s/ James Hendrickson
James Hendrickson	)

SIGNED by	)
SORBIE BORNHOLM LP	)
acting by	)
GREGORY KOFFORD	)	/s/ Greg Kofford
as director of the General Partner	)

SIGNED by	)
SORBIE INVESTMENTS LLP	)
acting by	)
WHITNEY KOFFORD	)	/s/ Whitney Kofford
as Designated Member	)

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Exhibit 1

ACCREDITED INVESTOR CERTIFICATE

TO:	VERSES AI INC. (THE “Issuer”)
RE:	Purchase of Common Shares and Warrants (the “Securities”) of the Issuer

Representations and Warranties

In connection with the purchase by the undersigned (the “Purchaser”) of the Securities, the Purchaser hereby represents, warrants and certifies to the Issuer that the Purchaser:

(i)	is purchasing the Securities as principal;

(ii)	is not resident in or subject to the laws of any Province or Territory of Canada;

(iii)	is an “accredited investor” (as defined in National Instrument 45-106 – Prospectus Exemptions) by virtue of satisfying the indicated criterion on Schedule “A” to this certificate; and

(iv)	has not been provided with any offering memorandum in connection with the purchase of the Securities.

Certified on

SORBIE BORNHOLM LP, ACTING BY GREGORY KOFFORD AS DIRECTOR OF SORBIE BORNHOLM LIMITED

/s/ Greg Kofford
Name: Greg Kofford
Office or Title: Director

SORBIE INVESTMENTS LLP, ACTING BY WHITNEY KOFFORD AS DESIGNATED MEMBER

/s/ Whitney Kofford
Name: Whitney Kofford
Office or Title:

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SCHEDULE “A” TO EXHIBIT 1

ACCREDITED INVESTOR CERTIFICATE FOR CORPORATIONS, PARTNERSHIPS AND OTHER ENTITIES

(NON-INDIVIDUALS)

The undersigned (the “Subscriber”) hereby confirms and certifies to the Company that the Subscriber is purchasing the securities as principal and that the Subscriber is an “Accredited Investor” as defined in NI 45-106 and is: [check appropriate boxes]

______________	(a)

a person, other than an individual or investment fund, that has net assets of at least CAD$5,000,000 as shown on its most recently prepared financial statements,

Type of entity: __________________________________________________________

Jurisdiction and date of formation: __________________________________________

______________	(b)

a person acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction,

Jurisdiction(s) registered: _______________________________________________

Categories of registration: _______________________________________________

______________	(c)

a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors,

IF THIS IS APPLICABLE, EACH OWNER OF INTEREST MUST COMPLETE AND SUBMIT ITS OWN COPY OF (I) THIS ACCREDITED INVESTOR CERTIFICATE FOR CORPORATIONS, PARTNERSHIPS AND OTHER ENTITIES (NON-INDIVIDUALS) (I.E. THIS SCHEDULE C) OR (II) THE ACCREDITED INVESTOR CERTIFICATE FOR INDIVIDUALS (NATURAL PERSONS) (SCHEDULE A TO THE SUBSCRIPTION AGREEMENT), AS APPLICABLE

______________	(d)

a person that is recognized or designated by the securities regulatory authority or, except in Quebec, the regulator as an accredited investor, or

Jurisdiction(s) recognized or designated: ______________________________________

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______________	(e)

a trust established by an accredited investor for the benefit of the accredited investor’s family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor’s spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor’s spouse or of that accredited investor’s former spouse.

Name(s) of settlor: ___________________________________________________

Name(s) of trustees: __________________________________________________

and for purposes hereof, words and phrases which are used in this Accredited Investor Certificate and which are defined in NI 45-106 will have the meaning ascribed thereto in NI 45-106.

EXECUTED by the Subscriber at ______________________, this _______ day of __________, 2025.

SORBIE BORNHOLM LP, ACTING BY GREGORY KOFFORD AS DIRECTOR OF SORBIE BORNHOLM LIMITED

/s/ Greg Kofford
Name:
Office or Title:

SORBIE INVESTMENTS LLP, ACTING BY WHITNEY KOFFORD AS DESIGNATED MEMBER

/s/ Whitney Kofford
Name: Whitney Kofford
Office or Title:

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Exhibit 2

CONTACT INFORMATION OF PUBLIC OFFICIALS

REGARDING INDIRECT COLLECTION OF PERSONAL INFORMATION

Alberta Securities Commission
 Suite 600, 250 – 5th Street SW
Calgary, Alberta T2P 0R4
Telephone: 403-297-6454
Toll free in Canada: 1-877-355-0585
Facsimile: 403-297-2082
Public official contact regarding indirect collection of information: FOIP Coordinator	British Columbia Securities Commission
P.O. Box 10142, Pacific Centre
701 West Georgia Street
Vancouver, British Columbia V7Y 1L2
Inquiries: 604-899-6854
Toll free in Canada: 1-800-373-6393
Facsimile: 604-899-6581
Email: FOI-privacy@bcsc.bc.ca
Public official contact regarding indirect collection of information: FOI Inquiries

The Manitoba Securities Commission
500 – 400 St. Mary Avenue
Winnipeg, Manitoba R3C 4K5
Telephone: 204-945-2561
Toll free in Manitoba 1-800-655-5244
Facsimile: 204-945-0330
Public official contact regarding indirect collection of information: Director	Financial and Consumer Services Commission (New Brunswick)
85 Charlotte Street, Suite 300
Saint John, New Brunswick E2L 2J2
Telephone: 506-658-3060
Toll free in Canada: 1-866-933-2222
Facsimile: 506-658-3059
Email: info@fcnb.ca
Public official contact regarding indirect collection of information: Chief Executive Officer and Privacy Officer

Government of Newfoundland and Labrador Financial Services Regulation Division
P.O. Box 8700
Confederation Building
2nd Floor, West Block
Prince Philip Drive
St. John’s, Newfoundland and Labrador A1B 4J6
Attention: Director of Securities
Telephone: 709-729-4189
Facsimile: 709-729-6187
Public official contact regarding indirect collection of information: Superintendent of Securities	Government of the Northwest Territories Office of the Superintendent of Securities
P.O. Box 1320
Yellowknife, Northwest Territories X1A 2L9
Telephone: 867-767-9305
Facsimile: 867-873-0243
Public official contact regarding indirect collection of information: Superintendent of Securities

Nova Scotia Securities Commission
Suite 400, 5251 Duke Street
Duke Tower
P.O. Box 458
Halifax, Nova Scotia B3J 2P8
Telephone: 902-424-7768
Facsimile: 902-424-4625
Public official contact regarding indirect collection of information: Executive Director	Government of Nunavut
Department of Justice
Legal Registries Division
P.O. Box 1000, Station 570
1st Floor, Brown Building
Iqaluit, Nunavut X0A 0H0
Telephone: 867-975-6590
Facsimile: 867-975-6594
Public official contact regarding indirect collection of information: Superintendent of Securities

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Ontario Securities Commission
20 Queen Street West, 22nd Floor
Toronto, Ontario M5H 3S8
Telephone: 416-593- 8314
Toll free in Canada: 1-877-785-1555
Facsimile: 416-593-8122
Email: exemptmarketfilings@osc.gov.on.ca
Public official contact regarding indirect collection of information: Inquiries Officer	Prince Edward Island Securities Office
95 Rochford Street, 4th Floor Shaw Building
P.O. Box 2000
Charlottetown, Prince Edward Island C1A 7N8
Telephone: 902-368-4569
Facsimile: 902-368-5283
Public official contact regarding indirect collection of information: Superintendent of Securities

Autorité des marchés financiers
800, Square Victoria, 22e étage
C.P. 246, Tour de la Bourse
Montréal, Québec H4Z 1G3
Telephone: 514-395-0337 or 1-877-525-0337
Facsimile: 514-864-6381
Email: financementdessocietes@lautorite.qc.ca
Public official contact regarding indirect collection of information: Secrétaire générale	Financial and Consumer Affairs Authority of Saskatchewan
Suite 601 – 1919 Saskatchewan Drive
Regina, Saskatchewan S4P 4H2
Telephone: 306-787-5842
Facsimile: 306-787-5899
Public official contact regarding indirect collection of information: Director

Government of Yukon
Department of Community Services
Office of the Superintendent of Securities
307 Black Street
Whitehorse, Yukon Y1A 2N1
Telephone: 867-667-5466
Facsimile: 867-393-6251
Email: securities@gov.yk.ca
Public official contact regarding indirect collection of information: Superintendent of Securities

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